SUBLEASE
BY AND BETWEEN
HONEYWELL TECHNOLOGY SOLUTIONS INC.,
a Delaware corporation,
SUBLESSOR
AND
CUISINE SOLUTIONS, INC.,
a Delaware corporation,
SUBLESSEE
DATED MAY 21, 2008

TABLE OF CONTENTS
    1. Provisions                                                                                       1
    2. Premises                                                                                         1
    3. Term                                                                                               1
    4. Monthly Rent, Additional Rent, and Security Deposit                       1
        (a) Monthly Rent                                                                             2
        (b) Additional Rent                                                                         2
        (c) Security Deposit                                                                        3
    5. Use and Compliance With Law                                                       3
        (a) Use                                                                                           5
        (b) Compliance With Law                                                               5
    6. Incorporation of Master Lease                                                        6
    7. Brokers                                                                                          6
    8. Care of the Premises                                                                       6
    9. Condition of the Premises                                                                7
    10. Obligations of Sublessee Under Master Lease                               9
    11. Insurance                                                                                      9
    12. Indemnification                                                                              9
    13. Sublease and Assignment by Sublessee                                         10
    14. Sale and Assignment by Sublessor                                                10
    15. Damage, Destruction or Condemnation                                         10
    16. Sublessee Alterations                                                                    10
    17. Sublessor Alterations                                                                    11
    18. Holding Over                                                                               11
    19. Entry by Sublessor                                                                       11
    20. Master Lease                                                                               11
    21. Limitation of Liability                                                                    12
    22. Hazardous Substances                                                                 12
    23. Waiver                                                                                        12
    24. Successors and Assigns                                                               12
    25. Captions                                                                                      13
    26. Relationship of Parties                                                                  13
    27. Defined Terms                                                                             13
    28. Notices                                                                                        13
    29. Signage                                                                                        14
    30. Furniture                                                                                      14
    31. Access                                                                                         14
    32. Counterparts/Facsimile Signature                                                  14
    33. Condition Precedent                                                                     14
        Exhibits
        A - Master Lease
        B – Premises
        C – Sublessee Improvements

SUBLEASE

This Sublease is made and entered into as of this 21st day of May, 2008 (“Date of this
Sublease”), by and between HONEYWELL TECHNOLOGY SOLUTIONS INC., a Delaware corporation, as successor in interest by merger to Dimensions International Inc. (“Sublessor”), and CUISINE SOLUTIONS, INC., a Delaware corporation (“Sublessee”), as a Sublease under the Lease dated March 3, 2004, as amended by First Amendment to Lease (“First Amendment to
Lease”) dated October 25, 2005 (collectively, the “Master Lease”), entered into by Hub
Properties Trust, a Maryland real estate investment trust, as Lessor (“Master Lessor”), and
Sublessor under this Sublease as Lessee. A copy of the Master Lease is attached hereto as
Exhibit A and incorporated herein by reference.

WITNESSETH, that the parties hereto agree as follows:
1. Provisions. This Sublease is subject to all of the terms, covenants or conditions of the Master Lease and Sublessee shall assume and perform all of the obligations of Sublessor as Lessee in said Master Lease to the extent said terms, covenants or conditions are applicable to the Premises (as defined in Section 2 hereof) subleased hereunder. Sublessee shall not commit or permit to be committed any act or omission which shall violate any term, covenant or condition of the Master Lease or cause Sublessor to be in default under the Master Lease.
2. Premises. Subject to all terms, covenants or conditions hereof, Sublessor does hereby sublease to Sublessee and Sublessee hereby agrees to sublease from Sublessor those certain premises consisting of approximately 15,532 square feet of rentable area, as shown on
Exhibit B (“Premises”), comprising a portion of the fourth (4th) floor in that certain building located at 2800 Eisenhower Avenue, Alexandria, Virginia (“Building”). Sublessee will also have the right to thirty-one (31) non-reserved parking spaces available to Sublessor under Section
5.5(a)(ii) the Master Lease (as amended by the First Amendment to Lease) on a first come – first served basis.
3. Term. The term (“Term”) of this Sublease shall commence effective as of 12:01
a.m. on the date (“Commencement Date” or “CD”) which is the later of (i) Sublessee’s receipt of a fully executed Sublease with Master Lessor’s Consent (as hereinafter defined), or (ii) the date
Sublessor has Substantially Completed the Sublessee Improvements, each as defined below, and shall expire on June 30, 2014 (“Expiration Date”), unless sooner terminated pursuant to any provision hereof.
4. Monthly Rent, Additional Rent, and Security Deposit.

(a) Monthly Rent. Sublessee shall, commencing on the Commencement
Date, pay to Sublessor, in lawful money of the United States, for each calendar month of the
Term, net monthly rent (“Monthly Rent”) in accordance with the following schedule:

PERIOD                                 ANNUAL RENT             MONTHLY RENT
CD - 6/30/09                             $341,704.00                     $28,475.33
7/1/09 – 6/30/10                         $351,955.12                    $29,329.59
7/1/10 – 6/30/11                         $362,516.88                    $30,209.74
7/1/11 – 6/30/12                         $373,389.28                    $31,115.77
7/1/12 – 6/30/13                         $384,572.32                    $32,047.69
7/1/13 – 6/30/14                         $396,066.00                    $33,005.50

Monthly Rent shall be payable in advance on or before the first day of each calendar month of the
Term of this Sublease, without deduction, offset, prior notice or demand, in lawful money of the
United States. Monthly Rent for any period during the Term hereof which is for less than one month shall be prorated. The Monthly Rent for the first month (or fractional month) of the Term hereof, shall be due and payable upon execution of this Sublease. Monthly Rent shall be paid to
Sublessor at Honeywell Technology Solutions Inc., c/o JP Morgan Chase Bank, 23230 Network
Place, Chicago, IL 60673-1232, or at such place as Sublessor may from time to time designate in writing.

Sublessee acknowledges that late payment by Sublessee to Sublessor of Monthly
Rent and/or Additional Rent (as hereinafter defined) due Sublessor will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Sublessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of
Monthly Rent and/or Additional Rent due from Sublessee is not received by Sublessor within five (5) days following the date it is due and payable, Sublessee shall pay to Sublessor an additional amount of ten percent (10%) of the overdue amount as a late charge, provided
Sublessor has given Sublessee five (5) days written notice of said delinquency. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Sublessor will incur by reason of late payment by Sublessee. Acceptance of any late charge shall not constitute a waiver of Sublessee’s default with respect to the overdue amount, nor prevent Sublessor from exercising any of the other rights and remedies available to Sublessor.

(b) Additional Rent. Sublessee shall tender to Sublessor, Sublessor’s pro rata share (Thirty-Four and 13/100th’s percent (34.13%)) of all amounts of Taxes and Operating
Costs which Sublessor is required to pay to Master Lessor pursuant to the terms, covenants and conditions set forth in Article 4 of the Master Lease; provided, however, that for purposes of calculating such amounts, the (i) Base Taxes shall mean the Taxes for the 2008 calendar year, and (ii) Base Operating Costs shall mean the Operating Costs for the 2008 calendar year. Such amounts shall be tendered to Sublessor within thirty (30) days of receipt of invoice, along with reasonable back-up documentation. All amounts which Sublessee is required to pay or discharge pursuant to this Sublease (in addition to Monthly Rent), together with any interest or penalty which may be added for late payment thereof, shall constitute additional rent hereunder
(“Additional Rent”). In the event of any failure by Sublessee to pay or discharge any such amount, Sublessor shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Monthly Rent. Any payments due from Sublessee to
Sublessor pursuant to the terms, covenants and conditions of the Master Lease shall, notwithstanding the terms, covenants and conditions of the Master Lease, be paid to Sublessor at
Honeywell Technology Solutions Inc., c/o JP Morgan Chase Bank, 23230 Network Place,
Chicago, IL 60673-1232, or at such place as Sublessor may from time to time designate in writing, within ten (10) days of receipt of invoice by Sublessee from Sublessor. If Sublessor exercises its audit rights under section 4.2.3 of the Master Lease and Sublessor’s share of
Operating Costs are adjusted, Sublessee shall receive the prorata benefit and/or detriment of any such adjustment in the form of a credit or debit, as the case may be, against the Monthly Rent next due.

(c) Security Deposit. To secure the full and faithful performance by Sublessee of all the terms, provisions, conditions, covenants and obligations (including, without limitation, the payment of Monthly Rent and Additional Rent) on Sublessee’s part to be performed hereunder, Sublessee, simultaneously with the execution of this Sublease, shall deliver to
Sublessor an unconditional, clean, irrevocable letter of credit, payable on sight, in the amount of
Twenty Eight Thousand Four Hundred Seventy Five and 34/100 Dollars ($28,475.34), and
otherwise satisfying the criteria of this Article (each letter of credit that Sublessee is required to deliver pursuant to this Article 4(c), a “Letter of Credit”).

Each Letter of Credit shall (1) be a clean, unconditional and irrevocable letter of credit, for the benefit of Sublessor, (2) be issued by a bank that is acceptable to Sublessor), (3) expire not less than one year from the date of issuance thereof, (4) by its express terms, be drawable upon at a bank branch in Alexandria or such other location requested by Sublessor, by presentation only of a sight draft, (5) provide for the automatic extension of such Letter of Credit for additional periods of one year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least ninety days beyond the Expiration Date), unless the bank issuing same gives Sublessor written notice by certified mail, return receipt requested, of its intention not to renew such Letter of Credit not less than 45 days prior to the initial or any future expiration date of such Letter of Credit, (6) be transferable by Sublessor to any transferee of Sublessor’s interest in this Sublease, without cost to Sublessor, and (7) otherwise be reasonably acceptable in form and substance to Sublessor. If
Sublessor shall transfer its interest in this Sublease, Sublessee shall, at the request of the transferor or transferee, replace or amend each Letter of Credit within 10 days following such request, so that the transferee is named as the beneficiary. Any transfer fee or charge imposed by the bank issuing the Letter of Credit shall be reimbursed to Sublessor (or, at Sublessor’s option, paid) by Sublessee within 15 days following Sublessor’s request.

If Sublessee defaults in any of its obligations under this Sublease (including its obligation to pay Monthly Rent or Additional Rent), then Sublessor may (i) draw down on any Letter of
Credit and/or (ii) use, apply or retain the whole or any part of such draw for the payment of any
Monthly Rent or Additional Rent or any other sum as to which Sublessee is in default under this
Sublease or for any sum that Sublessor expends or is required to expend by reason of Sublessee’s default under this Subease or for any damages incurred by Sublessor as a result of such default
(including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor). Sublessee waives any right to enjoin (and agrees not to seek to enjoin) a drawing on any Letter of Credit.

If (1) Sublessor transfers (or intends to transfer) its right, title and interest under this
Sublease to a third party, the bank issuing any Letter of Credit fails to consent to the transfer of such Letter of Credit to such third party and Sublessee fails to deliver to the transferee a new
Letter of Credit (satisfying all of the requirements of this Article 4(c)), and such failure continues for ten business days after Sublessor gives Sublessee notice thereof, or (2) notice is given by the bank issuing any Letter of Credit that it does not intend to renew the same and a replacement
Letter of Credit (satisfying all of the criteria in this Article 4(c) and in the same amount as the
Letter of Credit being replaced) is not delivered to Sublessor within ten days after such notice is given, or (3) at any time any Letter of Credit is otherwise scheduled to expire in less than 30 days
(and a replacement thereof, satisfying all of the criteria in this Article 4(c), has not been delivered to Sublessor at such time), then, in any such event, Sublessor may draw on the applicable Letter of Credit and hold the proceeds thereof as security for the full and faithful performance by
Sublessee of all of its covenants, conditions and agreements in this lease (including the payment of rent), and apply such proceeds in the manner described in the immediately preceding subparagraph of this Article 4(c). If (x) Sublessor draws on a Letter of Credit pursuant to the immediately preceding sentence, and (y) Sublessee, subsequent to such draw, furnishes to
Sublessor a Letter of Credit (satisfying all of the requirements of this Article 4(c)) in the amount of such draw, then Sublessor shall return to Sublessee the proceeds of such draw (to the extent not theretofore applied, or then entitled to be applied, by Sublessor).

If at any time (i) Sublessor uses, applies or retains the whole or any part of the proceeds of any Letter of Credit furnished to Sublessor pursuant to this Article 4(c), or (ii) any Letter of
Credit furnished to Sublessor pursuant to this Article 4(c) expires, then, in either such event,
Sublessee shall immediately deposit with Sublessor one or more further Letters of Credit
(meeting all of the requirements of this Article 4(c)) equal to the amount so used, applied or retained as aforesaid (and/or in the amount of the Letter of Credit that so expired, as the case may
be), so that at all times during the Term hereof Sublessor shall have in its possession one or more
Letters of Credit (meeting all of the requirements of this Article 4(c)) that in the aggregate are equal to Twenty Eight Thousand Four Hundred Seventy Five and 34/100 Dollars ($28,475.34)
(and if Sublessee fails to make any such deposit, then Sublessor shall have the same rights and remedies against Sublessee as for the nonpayment of Monthly Rent).

If a transfer of Sublessor’s interests hereunder occurs, then Sublessor may transfer each

Letter of Credit to the transferee, and Sublessor shall thereupon be released by Sublessee from all liability for the return of such Letter of Credit and Cash Security Deposit.

Sublessee shall not assign or encumber or attempt to assign or encumber any Letter of
Credit (or any proceeds thereof) , and Sublessor shall not be bound by any such assignment, encumbrance or attempted assignment or encumbrance. Sublessor may pledge and/or deposit any Letter of Credit to or with a mortgagee or underlying lessor.

If Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, then each unapplied Letter of Credit furnished to Sublessor pursuant to the above provisions of this Article 4(c) (and any unapplied proceeds from the draw of any such Letter of Credit) shall be returned to Sublessee within 30 days after the Sublessee vacates the Premises (after first deducting any sums owing to Sublessor) in the condition and in accordance with the provisions of this Sublease.

5.Use and Compliance With Law.
(a) Use. Sublessee shall use the Premises only for general office purposes, which to the extent permitted in the Master Lease or as otherwise approved in writing by Master
Lessor may include a presentation room for Sublessee’s products, and for no other purpose without the prior written consent of Sublessor and Master Landlord. Sublessee shall not (i)
permit any waste upon or do any damage to the Premises, (ii) use or permit the use of the
Premises for any unlawful purpose, or (iii) permit any rubbish, refuse or garbage to accumulate or create a fire hazard in, on or about the Premises. If, as a result of Sublessee’s use and occupancy of the Premises, Sublessor’s costs and expenses associated with the Premises or
Master Lease are increased in any manner whatsoever, Sublessee shall be responsible for one hundred percent (100%) of such additional cost to Sublessor. In such event, Sublessor shall deliver to Sublessee a statement identifying Sublessee’s activity which resulted in such increased cost and Sublessee shall reimburse Sublessor for such increased cost within ten (10) days of receipt of such statement.

(b) Compliance With Law. Sublessee, at Sublessee’s sole cost and expense, shall comply with any covenants or restrictions of record, or any applicable building codes, laws, ordinances, orders, rules and regulations whether state, federal, municipal or promulgated by other agencies or bodies having jurisdiction over the Premises or the Building of which the
Premises are a part including, without limitation, the Americans With Disabilities Act (“ADA”)
and obtaining any and all licenses, permits, certificates of occupancy or similar such requirements necessary or applicable to Sublessee or Sublessee’s use or occupancy of the
Premises (collectively, “Legal Requirements”). To the actual knowledge, without inquiry, of
Sublessor’s employee, David S. Derr, Sublessor has not received any written notices that the
Building currently violates any Legal Requirements.

6. Incorporation of Master Lease. The provisions of the Master Lease are (except as otherwise herein specifically provided) hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall fix the rights and obligations of the parties hereto with respect to the Premises with the same effect as if Sublessor and Sublessee were, respectively, the landlord and tenant named in the Master Lease, including without limitation,
Section 6.2.1(e) of the Master Lease. Sublessee hereby covenants to perform the covenants and undertakings of Sublessor as tenant under the Master Lease during the Term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms, covenants and conditions of the Master Lease. Except as otherwise specifically provided herein,
Sublessee is to have the benefit of the covenants and undertakings of the Master Lessor as landlord in the Master Lease to the extent the same are applicable to the Premises during the
Term of this Sublease. It is expressly understood and agreed, however, that Sublessor is not in the position to render any of the services or to perform any of the obligations required of
Sublessor by the terms of this Sublease, and that performance by Sublessor of its obligations hereunder are conditioned upon due performance by the Master Lessor of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublessor by the terms of this Sublease which are the responsibility of Master Lessor as landlord under the Master Lease, but Sublessor agrees to take all reasonable measures to cause
Master Lessor to perform said obligations, taking into consideration (but not being bound to follow) reasonable measures suggested by Sublessee. The term “reasonable measures” shall not include legal action against the Master Lessor for Master Lessor’s failure to so perform unless
Sublessee agrees to pay all costs and expenses in connection therewith.

Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated in this Sublease: (i) Sections 2.3, 2.4, 2.5, Article 3, Section 5.5(a), 9.3, 10.5, 10.7
and 10.9 of the original Master Lease, and (ii) Section 4, 5, 6, 7 and 9 of the First Amendment to
Lease.

7. Brokers. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Sublease in any manner, except Cushman and
Wakefield and Cambridge Property Group (collectively, the “Brokers”). Each party shall hold the other party harmless, and each party shall jointly and severally hold Master Lessor harmless, from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt.
Sublessor shall be responsible for payment of any brokerage commission to the Brokers.
8. Care of the Premises. Sublessee agrees that Sublessee will take good care of the
Premises, and will commit no waste, and will not do, suffer or permit to be done any injury to the same. If any maintenance or repairs in, on or about the Premises are caused by the act, neglect, fault or omission of Sublessee, its agents or employees, Sublessee shall pay to Sublessor the cost of such maintenance and repairs. Further, any damage to the Premises or Building done by

Sublessee or Sublessee’s agents (i) in taking in or removing Sublessee’s personal property from the Premises, or (ii) in bringing in building materials or removing construction debris during construction of alterations and/or other improvements, shall be repaired by Sublessee, at
Sublessee’s sole cost and expense.

9. Condition of the Premises.
(a) Sublessee Improvements. Sublessor, using a general contractor (the
(“General Contractor”) proposed by Sublessee and approved by Sublessor (which approval shall not be unreasonably withheld, conditioned or delayed), shall, at Sublessee's sole cost and expense
(except as provided in the next paragraph), complete and construct the Sublessee improvements in accordance with the plans and specifications attached hereto and made a part hereof as Exhibit
C (the "Sublessee Improvements"). Sublessor shall obtain all applicable licenses, permits and approvals to complete such construction. The cost of construction of the Sublessee
Improvements shall be the actual cost to Sublessor of performing the Sublessee Improvements, including without limitation, all architectural and engineering fees and expenses and all contractor chages for the cost of the work and materials, profits, general conditions and overhead and supervision and all filing fees and other permitting costs (collectively, the "Work Costs").
Without limiting the foregoing, Sublessee shall be responsible for the reasonable costs incurred by Master Lessor and Sublessor to review (or hire outside consultants to review) Sublessee’s plans and specifications for Sublessee Improvements. Sublessor’s (but not Master Lessor’s) cost of review shall be capped at $1,000.00.

Sublessor shall be responsible for the first Two Hundred Seventy-One Thousand Eight
Hundred Ten and no/100th’s Dollars ($271,810.00) ($17.50 per square foot of the Premises based upon 15,532 square feet) of the Work Costs, but only to the extent (i) Sublessor receives the
Landlord’s Fourth Floor Contribution from Master Lessor in accordance with Section 7 of the
First Amendment to Lease, and (ii) no more than $77,660.00 of Sublessor’s Contribution (as defined below) shall be applied to independent third party “soft” costs associated with the
Sublessee Improvements, including without limitation, consulting fees, costs of cabling, set up of computers, modems, telephones, other office equipment and any applicable moving costs (the
“Sublessor’s Contribution”). Sublessee shall from time to time, within ten (10) days of receipt of an invoice from Sublessor, pay to Sublessor (or to the General Contractor or such other party as may be directed by Sublessor) for Work Costs incurred by Sublessor for the Sublessee
Improvements, less any amounts receivable by Sublessor from Master Lessor as Landlord’s
Fourth Floor Contribution.

Sublessor shall enter into a construction contract with the General Contractor to perform the Sublessee Improvements (the “Construction Contract”), but only in the event that the
Construction Contract provides that (i) Sublessor shall only be liable under the Construction
Contract to pay an amount not to exceed $271,810.00 and (ii) Sublessee shall be liable for all amounts owed under the Construction Contract in excess of $271,810.00 (the “Excess
Amounts”), and the General Contractor shall look solely to Sublessee for the payment of such

Excess Amounts. Sublessee shall cause Sublessee’s architect to cooperate with Sublessor with respect to the Construction Contract, and Sublessee’s architect shall be responsible for approving the General Contractor’s Applications For Payment. Sublessee agrees to indemnify Sublessor and its partners, officers, directors, employees, lenders, successors and assigns against, and to hold Sublessor and its partners, officers, directors, employees, lenders, successors and assigns harmless from, any and all claims, obligations, liabilities, demands, damages, judgments, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, arising out of, resulting from and/or relating to, any failure of the Sublessee to pay the Excess Amounts to the General Contractor or perform any obligation related thereto.

The Sublessee Improvements shall be deemed “Substantially Completed” or
“Substantially Complete” or in “Substantial Completion” on the date of issuance of a Certificate of Occupancy or other equivalent approval by the City of Alexandria, Virginia of the Sublessee
Improvements required to be constructed by Sublessor pursuant to this Lease. Sublessor shall give Sublessee thirty (30) days prior written notice of the anticipated date the Premises will be ready for occupancy. Within five (5) days following the Commencement Date, Sublessee may provide Sublessor with a punch list which sets forth any corrective work to be performed by
Sublessor with respect to the Sublessee Improvements which Sublessor, upon receipt, shall diligently pursue to correct.

The occurrence of any one or more of the following shall constitute a “Sublessee Delay:”
(1) any delay by Sublessee’s architect or anyone performing services on behalf of Sublessee that causes a delay in the construction schedule or in the anticipated date of Substantial Completion;
(2) Sublessee’s changes in final plans after approval that causes a delay in the construction schedule or in the anticipated date of Substantial Completion; or (3) any breach of this Sublease by Sublessee that causes a delay, including failure to timely make payments with respect to the
Construction Contract required above in this Article 9(a). Sublessee shall also bear all reasonable out-of-pocket costs and expenses, if any, incurred by Sublessor resulting from
Sublessee Delays. All such costs shall be paid by Sublessee within 20 days of delivery of an invoice therefore from Sublessor. Sublessee’s failure to deliver such amount within five (5) days after Sublessee's receipt of a notice of delinquency shall constitute a default under this Sublease.
In the event of the occurrence of one or more instances of Sublessee Delay, then (i) Sublessor may cease performance of the Sublessee Improvements until such default is cured, and (ii) the date of Substantial Completion shall be accelerated by the aggregate number of days occasioned by such instances of Sublessee Delay.

Sublessee, at Sublessee’s sole cost and expense, upon expiration or other termination of the Sublease shall (i) if required by Master Lessor remove the Sublessee Improvements and repair any damage caused to the Premises by said removal, and (ii) otherwise return the Premises to the condition required by the Master Lease.

(b) AS IS. Subject to Sublessor’s completion of Sublesse’s Improvements,
Sublessee shall accept the Premises in an “AS IS WITH ALL FAULTS” condition. Sublessee hereby acknowledges that the Premises are in good condition and satisfactory in all respects for
Sublessee’s occupancy. Sublessee further acknowledges and agrees (a) that Sublessor makes no representation or warranty whatsoever as to the condition of the Premises including, without limitation, whether or not the Premises is in compliance with Legal Requirements, and (b) that
Sublessor shall not be required to comply with the provisions of the ADA as such arises from or extends to the use or occupancy of the Premises, or any portion thereof, by Sublessee. All costs, expenses and disbursements of every kind and nature resulting from, relating to, or arising out of
ADA compliance as a result of Sublessee’s use and occupancy of the Premises shall be at
Sublessee’s sole cost and expense, but subject to the Sublessor’s Contribution. Sublessor shall deliver the Premises to Sublessee vacant, free of all occupants and in broom clean condition.
10. Obligations of Sublessee Under Master Lease. It is hereby understood and agreed that Sublessee’s right to use, possess and enjoy the Premises are subject to the terms, covenants or conditions of the Master Lease and the rights and remedies of Master Lessor thereunder.

11. Insurance. Sublessee agrees, during the Term hereof, to carry and maintain insurance required to be carried by Sublessor as tenant under the Master Lease naming both
Sublessor and Master Lessor as additional insureds. Notwithstanding liability limits, said limits shall not diminish or otherwise impact or affect Sublessee’s obligations hereunder. If annual premiums paid by Master Lessor or Sublessor for fire and extended coverage insurance at the
Building shall exceed standard rates because of Sublessee’s operations, the contents of the
Premises, or improvements or alterations made by Sublessee (or by Sublessor on Sublesse’s behalf) with respect to the Premises result in extra-hazardous exposure, Sublessee shall promptly pay the excess amount of the premium upon demand of Sublessor. Sublessee shall deposit certificate(s) evidencing said insurance with Sublessor on or before the Commencement Date.
Sublessor and Sublessee each hereby release the other from any and all liability or responsibility for any loss, injury or damage to the Property, or its contents caused by fire or any other casualty during the Term of this Sublease, even if such fire or casualty may have been caused by the negligence (but not the willful misconduct) of the other party or one for whom such party may be responsible. Each party will use reasonable efforts to obtain policies of insurance which provide that this release will not adversely affect the rights of the insureds under the policies. The releases in this Section 11 will be effective whether or not the loss was actually covered by insurance.

12. Indemnification. Sublessee agrees to indemnify Sublessor and Master Lessor, their partners, officers, directors, employees, lenders, successors and assigns against, and to hold
Sublessor and Master Lessor, their partners, officers, directors, employees, lenders, successors and assigns harmless from, any and all claims, obligations, liabilities, demands, damages, judgments, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, arising out of, resulting from and/or relating to (a) the use or occupancy of the
Premises by Sublessee, its agents, employees, invitees or contractors, (b) any failure by Sublessee to perform, keep and obey the terms, covenants or conditions of the Master Lease, (c) any failure by Sublessee to perform, keep and obey the terms, covenants or conditions of this Sublease, and
(d) any act, omission, accident, incident or occurrence on, in or about the Premises during the
Term hereof resulting from the use or occupancy of the Premises by Sublessee, its agents, employees, invitees or contractors; except to the extent caused by the negligence or intentional misconduct of Sublessor, its agents, employees, invitees or contractors.
Sublessor agrees to indemnify Sublessee, its partners, officers, directors, employees, lenders, successors and assigns against, and to hold Sublessee and its partners, officers, directors, employees, lenders, successors and assigns harmless from, any and all claims, obligations, liabilities, demands, damages, judgments, costs or expenses of any kind or nature, including court costs and reasonable attorneys' fees, arising out of, resulting from and/or relating to (a) any failure by Sublessor to perform, keep and obey the terms, covenants or conditions of the Master
Lease, (b) any failure by Sublessor to perform, keep and obey the terms, covenants or conditions of this Sublease, and (c) any act, omission, accident, incident or occurrence on, in or about the
Premises during the Term hereof resulting from the negligence or intentional misconduct by
Sublessor, its agents, employees, invitees or contractors; except to the extent caused by the negligence or intentional misconduct of Sublessee, its agents, employees, invitees or contractors.
Sublessor’s and Sublessee’s obligations hereunder shall survive the termination of this
Sublease.

13. Sublease and Assignment by Sublessee. It is mutually agreed that Sublessee may not assign this Sublease or sublease any portion of the Premises without the prior written consent of Sublessor (which may be withheld in its sole discretion) and Master Lessor, but in any event subject to the terms and conditions set forth in the Master Lease.

14. Sale and Assignment by Sublessor. Sublessor may sell, assign, convey or otherwise transfer its interest in the Premises and this Sublease at any time, without notice to or the consent of Sublessee, and that upon the occurrence of any such sale, assignment, conveyance or other transfer, Sublessor shall have no further obligation or liability whatsoever hereunder for any act or occurrence subsequent to the date of any such assignment, except to transfer the security deposit held by Sublessor to Sublessor’s successor or assign hereunder.

15. Damage, Destruction or Condemnation. In the event of damage or destruction of the Premises or the taking of all or any part thereof under the power of eminent domain, this
Sublease shall terminate if, but only if, the Master Lease is terminated as a result thereof, and the
Monthly Rent payable hereunder shall abate only as long as and in the same proportion as the rent due from Sublessor with respect to the Premises to Master Lessor abates as a result thereof.

16. Sublessee Alterations. Sublessee shall make no alterations, additions or improvements in, on or about the Premises, without the prior written consent of both Sublessor and Master Lessor and in accordance with the terms, covenants or conditions of the Master
Lease. Prior to commencing any such alterations, additions or improvements, Sublessee shall provide such assurances to Sublessor including, without limitation, waivers of lien, surety company performance and payment bonds, and personal guarantees of persons of substance, as
Sublessor shall reasonably require to assure payment of the costs thereof and to protect Sublessor against any loss from mechanics’, laborers’, materialmen’s or other liens. Subject to the terms of the Master Lease, Sublessor shall advise Sublessee at the time of granting its approval to any
Sublessee alterations if Sublessor shall require Sublessee to remove such alterations upon expiration or termination of the Sublease.

17. Sublessor Alterations. Sublessor reserves the right to make alterations to the
Premises as and if required by the terms, covenants or conditions of the Master Lease or by any governmental authority in connection with the use and occupancy of the Premises by Sublessor and any subtenants of Sublessor.

18. Holding Over. If Sublessee holds over after the expiration or earlier termination of the Term of this Sublease without the express written consent of Sublessor, Sublessee shall become a tenant at sufferance only, at a rental rate equal to 150% of the rental rate in effect upon the date of such expiration and otherwise upon the terms, covenants or conditions herein specified, so far as applicable. Acceptance by Sublessor of Monthly Rent after such expiration or earlier termination shall not constitute a consent to holdover hereunder or result in a renewal.
The foregoing provisions of this Section are in addition to, and shall not limit Sublessor’s right of reentry or any other rights of Sublessor hereunder or as otherwise provided by law. In the event of any unauthorized holding over, Sublessee shall pay and reimburse Sublessor for, and indemnify Sublessor against, any loss, cost, damage, liability, claim or expense (including reasonable attorneys' fees) incurred or arising as a result of Sublessee’s holding over including, without limitation, (a) any and all rental and other obligations and liabilities incurred by
Sublessor under the Master Lease as a consequence of Sublessee’s holding over, whether or not such rent and other obligations of Sublessor under the Master Lease continue beyond the period of Sublessee’s holding over, and (b) any losses due to the interruption of Sublessor’s and/or
Master Lessor’s conduct of business at the Premises

19. Entry by Sublessor. Sublessee shall permit Sublessor, Master Lessor, and their respective agents, representatives and designees to enter into and upon any part of the Premises at all reasonable hours on, as to Sublessor, reasonable notice (except in an emergency), and as to
Master Lessor, upon such notice, if any, as may be required under the Master Lease, to inspect or view the same, clean or make repairs, alterations or additions thereto, as Sublessor or Master
Lessor may deem necessary or desirable, and Sublessee shall not be entitled to abatement or reduction of Monthly Rent by reason thereof.

20. Master Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of the
Master Lease, and in the event of the expiration, cancellation or termination of the Master Lease for any reason whatsoever, this Sublease coincidentally and automatically shall terminate without any liability of Sublessor to Sublessee. Sublessor shall reasonable efforts (as no cost to

Sublessor) to obtain for Tenant a subordination, non-disturbance and attornment agreement from the Master Lessor, provided, however, that if, despite such reasonable efforts, Sublessor is unable to obtain such agreement, such failure shall not constitute a default by Sublessor under this
Sublease.

21. Limitation of Liability. Sublessor shall not be liable for the failure by Master
Lessor to keep and perform, according to the terms of the Master Lease, Master Lessor’s duties, covenants, agreements, obligations, restrictions, provisions or conditions, nor for any delay or interruption in Master Lessor’s keeping or performance of the same. Sublessor shall not be liable for, and there shall be no abatement of Monthly Rent, by reason of, Sublessor’s failure to furnish, or for delay or suspension in furnishing, any services to be provided by Sublessor and/or Master
Lessor hereunder so long as Sublessor abides by the rules and covenants set forth as Lessee under the Master Lease which have not been assumed by Sublessee hereunder; provided, that if at any time Sublessor receives a rent abatement under the third paragraph of Section 5.2 of the Master
Lease as to the Premises, Sublessee shall receive a prorata benefit of any such rent abatement in the form of a credit against the Monthly Rent next due. Notwithstanding the forgoing, under no circumstances shall Sublessor be liable to Sublessee for any incidental, indirect, special or consequential damages resulting from either Sublessor’s performance or failure to perform pursuant to this Sublease or Master Lessor’s performance or failure to perform pursuant to the
Master Lease, whether due to breach of contract, breach of warranty, negligence or otherwise. In no event shall Sublessee be entitled to damages in the event of a breach of this Sublease by
Sublessor in excess of the then outstanding balance of Monthly Rent due and payable during the then existing Term of this Sublease.

22. Hazardous Substances. Sublessee shall not install, use, generate, store, transport or dispose of in, on, from or about the Premises any hazardous substances, toxic chemicals, pollutants or other materials regulated pursuant to the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601-9657, as amended, the Resource
Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 6901 et seq., or any similar state law or local ordinance, including, without limitation, any materials containing asbestos, polychlorinated biphenyls, petroleum, crude oil or natural gas (collectively "Hazardous Substances") without
Sublessor's and Master Lessor’s prior written approval. Sublessee further agrees to indemnify and hold Sublessor and Master Lessor harmless from and against any claim, damage, fine or other expense (including court costs, attorneys' fees and other costs of defenses) arising out of
Sublessee's installation, use, generation, storage, transportation or disposal of any Hazardous
Substances in, on, from or about the Premises.

23. Waiver. A waiver by Sublessor of any default, breach or failure of Sublessee under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

24. Successors and Assigns. All of the terms, covenants, or conditions of this
Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

25. Captions. The captions used on the Sections of this Sublease are for convenience only, are not a part of this Sublease, and are not to be considered in the interpretation hereof.

26. Relationship of Parties. This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublessor and Sublessee, the sole relationship between the parties hereto being strictly that of Sublessor and Sublessee.

27. Defined Terms. All terms used herein and defined in the Master Lease shall have the definitions assigned to such terms in the Master Lease, except as otherwise provided herein.

28. Notices. Whenever in this Sublease it shall be required or permitted that notice or demand be given or served by either party to this Sublease, such notice or demand shall be given or served in writing and sent to Sublessor and Sublessee at the addresses set forth below:
Sublessor:             Honeywell Technology Solutions Inc.
                            c/o Honeywell International Inc.
                            Global Real Estate
                            1500 West Dundee Road
                            Arlington Heights, Illinois 60004
                            Attn: Vice President, Global Real Estate
                            Facsimile: 847-797-3901

With copy to:        Honeywell Technology Solutions Inc.
                            7000 Columbia Gateway Drive
                            Columbia, MD. 21046
                            Attn: Ed McFarland - Director Contracts & Procurement
                            Facsimile: 410-964-7403
Sublessee:

Before the
Commencement Date:         Cuisine Solutions, Inc.
                                          85 S. Bragg Street, Suite 600
                                          Alexandria, VA 22312

After the
Commencement Date:         Cuisine Solutions, Inc.
                                           2800 Eisenhower Avenue, Suite 450
                                          Alexandria, Virginia 22314
                                          Attn: Felipe Hasselmann
                                          Facsimile: 703-750-1158

All such notices shall be sent by (i) certified or registered mail, return receipt requested, and shall be effective three (3) days after the date of mailing; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; (iii) facsimile transmission and shall be effective on the date of transmission; or (iv)
personal service and shall be effective on the same day as service. Any such address may be changed from time to time by either party serving notices as provided above.

29. Signage. Any signage requirements of Sublessee shall be subject to the terms, covenants and conditions of the Master Lease and shall further require the prior written consent of Sublessor and Master Lessor.

30. Furniture. Sublessor shall have no obligation to provide any furniture for
Sublessee’s use.

31. Access. Subject to any and all causes outside Sublessor’s reasonable control,
Sublessor shall provide Sublessee with access to the Premises twenty (24) hours per day, three hundred sixty-five (365) days per year.

32. Counterparts/Facsimile Signature. This Sublease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Sublease. Sublessor and Sublessee agree that the delivery of an executed copy of this Sublease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Sublease had been delivered.

33. Condition Precedent. A condition precedent to the effectiveness of this Sublease is that the Master Lessor under the Master Lease shall have consented, as set forth below, to each of the following (“Master Lessor’s Consent”):
(i) the subletting of the Premises described herein on the terms, covenants or conditions contained in this Sublease, including without limitation, Sublessor’s use of the Sublessor’s Contribution (which funds Master Lessor confirms Master
Lessor shall provide to Sublessor in accordance with Section 7 of the First
Amendment to Lease) for the payment of Sublessee Improvements; and

(ii) the Sublessee Improvements (and Master Lessor shall state whether or not
Sublessee shall be required to remove the Sublessee Improvements upon expiration of the Sublease); and
(iii) Sublessee’s use of the Premises to include a presentation room for Sublessee’s products.

If Master Lessor’s Consent is not obtained within ninety (90) days from the Date of this
Sublease, this Sublease shall at the option of Sublessor or Sublessee upon written notice to the other be null and void and of no force or effect.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the respective parties hereto have executed this Sublease or caused this Sublease to be executed by their duly authorized representatives the day and year set forth above.
                                                                                                        SUBLESSOR:
HONEYWELL TECHNOLOGY
SOLUTIONS INC.
By: _/s/ John J Tus ______________
Its: __VP and Treasurer________

                                                                                                        SUBLESSEE:
CUISINE SOLUTIONS, INC.
By: ___/s/ Felipe Hasselmann_______
Its: ____Chief Operating Officer__

The undersigned, Master Lessor under the Master Lease, hereby consents to:
(i) the subletting of the Premises described herein on the terms, covenants or conditions contained in this Sublease, including without limitation, Sublessor’s use of the
Sublessor’s Contribution (which funds Master Lessor confirms Master Lessor shall provide to Sublessor in accordance with Section 7 of the First Amendment to Lease)
for the payment of Sublessee Improvements; and
(ii) the Sublessee Improvements (and Sublessee shall [be] [not be] required to remove the Sublessee Improvements upon expiration of the Sublease) ; and [MASTER
LESSOR TO CIRCLE ONE OF BRACKETS]
(iii) Sublessee’s use of the Premises to include a presentation room for Sublessor’s products.

This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.
Dated: ___________, 2008

MASTER LESSOR:
HUB PROPERTIES TRUST
By: __________________________
Its: _______________________

Exhibit A
(Master Lease)

Exhibit B
(Premises)

Exhibit C
(Sublessee Improvements)